                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           ANTHONY INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           ANTHONY INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
- --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

                      [LOGO OF ANTHONY INDUSTRIES, INC.]

                           NOTICE OF ANNUAL MEETING

                                OF SHAREHOLDERS

                                  MAY 5, 1994

To the Shareholders:

  You are cordially invited to attend our Annual Meeting to be held at the Company's main office, 4900 South Eastern Avenue, Los Angeles, California on Thursday, May 5, 1994 at 10:00 a.m. (local time).

  The Annual Meeting will be held for the following purposes:

    1. To elect three directors to serve for a term of three years.

    2. To approve the 1994 Incentive Stock Option Plan, as described in the accompanying Proxy Statement and set forth in Exhibit A hereto.

    3. To ratify the selection of Ernst & Young as independent auditors for 1994.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 31, 1994 are entitled to notice of the meeting and to vote at it or any adjournments thereof.

  If it is convenient for you to do so, we hope you will attend the meeting. If you cannot, and wish your stock to be voted, we urge you to fill out the enclosed proxy card and return it to us in the envelope provided. No additional postage is required.

                                          B. I. Forester
                                          Chairman and
                                          Chief Executive Officer

Los Angeles, California
April 14, 1994

             PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                      [LOGO OF ANTHONY INDUSTRIES, INC.]

                           4900 SOUTH EASTERN AVENUE
                         LOS ANGELES, CALIFORNIA 90040

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited by the Board of Directors of Anthony Industries, Inc. It may be revoked at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company or by attending the annual meeting and voting in person. Only shareholders of record at the close of business on March 31, 1994 will be entitled to notice of and to vote at the annual meeting. As of that date, the Company had outstanding 11,228,124 shares of Common Stock, each share entitled to one vote. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about April 14, 1994.

  Proxies will be solicited by mail, telephone or telegram and may be personally solicited by directors, officers and other employees of the Company and by Morrow & Co., 909 Third Avenue, New York, New York, which has been engaged for a fee of $6,500 plus expenses for this purpose. The cost of soliciting proxies will be borne by the Company.

  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the matters to be acted upon at the Annual Meeting, and an abstention will have the effect of a vote against any proposal requiring an affirmative vote of a majority of the shares present and entitled to vote thereon.

                            PRINCIPAL SHAREHOLDERS

  Set forth below is the name, address and number of shares of Common Stock beneficially owned as of March 31, 1994 by Bernard I. Forester, Chairman of the Board and Chief Executive Officer of the Company, and each person known to the Company to own 5% or more of the outstanding shares of Common Stock.

                                                           SHARES OF    PERCENT
   SHAREHOLDER                                            COMMON STOCK  OF CLASS
   -----------                                            ------------  --------
   Bernard I. Forester...................................   513,064(a)     4.6
    4900 South Eastern Avenue
    Los Angeles, CA 90040

                                                  (Footnotes on following page)

                                                           SHARES OF     PERCENT
   SHAREHOLDER                                            COMMON STOCK   OF CLASS
   -----------                                            ------------   --------
   Trust under Company's Employee Stock Ownership Plan...  2,280,112(b)    20.3
    4900 South Eastern Avenue
    Los Angeles, CA 90040
   Myron P. Anthony......................................    991,662(c)     8.8
    4900 South Eastern Avenue
    Los Angeles, CA 90040
   David L. Babson & Company, Inc........................    703,905(d)     6.3
    One Memorial Drive
    Cambridge, MA 02142-1300
   Abraham L. Gray.......................................    590,034        5.3
    Gray Capital Corp.
    #1901-2075 Comox Street
    Vancouver, BC V6G 1S2, Canada
   College Retirement Equities Fund......................    599,332(d)     5.4
    730 Third Avenue
    New York, NY 10017

- --------
(a) Includes 7,350 shares of Common Stock which Mr. Forester has the right to acquire through the exercise of currently exercisable options and 45,568 shares allocated to his account under the Company's ESOP. Does not include stock options for an additional 91,800 shares of Common Stock which become exercisable over a period of four years, or earlier in certain events.

(b) Includes shares allocated to the accounts of participants in the ESOP, the voting of which is directed by such participants. Until shares are allocated to the accounts of participants in the ESOP, they are voted by the Trustee of the Trust in the same proportion as the allocated shares are voted.

(c) Includes 755 shares allocated to Mr. Anthony's account under the Company's ESOP and 990,907 shares as to which he has sole voting and investment power. An additional 347,444 shares (3.1%) are owned by Mr. Anthony's wife.

(d) Based on the most recently filed Schedules 13G of David L. Babson & Company, Inc. and College Retirement Equities Fund dated January 25, 1994 and February 8, 1994, respectively.

                        SECURITY HOLDINGS OF MANAGEMENT

                                   SHARES OF COMMON STOCK
                                   BENEFICIALLY OWNED ON
NAME                                 MARCH 31, 1993 (a)   PERCENT OF CLASS (b)
- ----                               ---------------------- --------------------
Directors
 Myron P. Anthony.................        991,662                 8.8
 Bernard I. Forester..............        513,064                 4.6
 Richard L. Goldberg..............            470                  *
 Abraham L. Gray..................        590,034                 5.3
 Hugh V. Hunter...................        139,450                 1.2
 John H. Offermans................            198                  *
 John B. Simon....................         10,505                  .1
 Sol S. Weiner....................         40,172                  .4
Executive Officers (c)
 Richard M. Rodstein..............        157,770                 1.4
 John J. Rangel...................         57,003                  .5
 Woodrow P. Greene................          8,529                  .1
 Robert E. Doyle..................         64,013                  .6
All Directors and Executive Offi-
 cers as a group (22)                    2,816,419                24.8

- --------
(a) Includes the following shares subject to currently exercisable options:
    Bernard I. Forester--7,350 shares; Richard M. Rodstein--44,766 shares; John J. Rangel--14,337 shares; Woodrow P. Greene--3,387 shares, Robert E. Doyle--7,808 shares; and all directors and officers as a group--119,562 shares. With the exception of the shares referred to in the preceding sentence and the shares allocated to the accounts of Mr. Anthony (755 shares), Mr. Forester (45,568 shares), Mr. Rodstein (11,670 shares), Mr. Rangel (5,817 shares), Mr. Greene (1,060 shares), Mr. Doyle (15,135 shares), and all directors and officers as a group (139,944 shares), under the Company's ESOP, each of the named persons has sole voting and investment power with respect to the shares beneficially owned by him.

(b) The shares subject to options described in note (a) for each individual were deemed to be outstanding for purposes of calculating the percentage owned by such individual.

(c) Executive officers, other than Mr. Forester, named in the Summary Compensation Table below.

*  Less than .1%.

  Based on its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, all of such Forms were filed on a timely basis by reporting persons, with the exception of one Form 4 filed by Mr. Simon 21 days late due to a loss in the U.S. mail.

                             ELECTION OF DIRECTORS

  Under the Certificate of Incorporation of the Company, the Board of Directors is divided into three classes, two classes containing three directors each and one class containing two directors, with the term of office of one of the classes expiring each year. Unless such authority is withheld by an indication thereon, it is intended that the proxy will be voted for election to the Board of Directors of the nominees named below, to serve until the 1997 annual meeting of shareholders and until their successors are elected and qualified. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise the proxy may be voted for the election of other nominees as directors in the discretion of the persons acting pursuant to the proxy. Directors will be elected by plurality vote.

  Certain information concerning the nominees and each director whose term of office will continue after the 1994 annual meeting is set forth below:

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                   FOR TERM  SERVED AS
                                      PRINCIPAL                    OF OFFICE DIRECTOR
       NOMINEE                        OCCUPATION               AGE EXPIRING    SINCE
       -------                        ----------               --- --------- ---------
Myron P. Anthony        Chairman of the Executive Committee     76   1997      1959
Bernard I. Forester     Chairman and Chief Executive Officer    66   1997      1966
Richard L. Goldberg(a)  Partner                                 58   1997      1976
                        Proskauer Rose Goetz & Mendelsohn
                        Attorneys

  INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

                                                                     TERM    SERVED AS
                                      PRINCIPAL                    OF OFFICE DIRECTOR
         NAME                         OCCUPATION               AGE  EXPIRES    SINCE
         ----                         ----------               --- --------- ---------
John H. Offermans       Real estate broker and consultant       65   1996      1987
John B. Simon           Private Investor                        69   1996      1986
Sol S. Weiner(a)        Managing Partner                        75   1996      1979
                        Stenhouse, Weiner, Sherman, Ltd.
                        Private placement investments
Abraham L. Gray         Chairman                                70   1995      1984
                        Gray Capital Corp.
                        Investments
Hugh V. Hunter(a)       President                               76   1995      1972
                        Hugh V. Hunter Accountancy Corporation
                        Certified Public Accountant

- --------
(a) Mr. Goldberg and Mr. Weiner are directors of Comtech Telecommunications Corp., and Mr. Hunter is a director of Frederick's of Hollywood, Inc.

  With the exception of Mr. Goldberg, each of the directors has had the same principal occupation or employment during the past five years. For many years prior to 1990, Mr. Goldberg was a partner in the law firm of Botein Hays & Sklar.

  Mr. Goldberg is a member of a law firm which renders legal services to the Company. Mr. Hunter renders business and tax consulting services to the Company.

  The Board of Directors held six meetings in 1993.

  The Audit Committee of the Board of Directors, consisting of Mr. Gray, Mr. Hunter, Mr. Offermans and Mr. Weiner, held two meetings in 1993. The functions of the Committee include recommending to the Board the engagement or discharge of independent auditors, directing investigations into matters relating to audit functions, reviewing the plan and results of audit with the auditors, reviewing the Company's internal accounting controls and approving services to be performed by the auditors and related fees.

  The Compensation Committee of the Board of Directors, consisting of Mr. Anthony, Mr. Goldberg, Mr. Hunter and Mr. Simon, held three meetings in 1993. The Committee considers and authorizes remuneration arrangements for senior management, including the granting of options under the Company's stock option plan.

  The Board of Directors has no nominating committee.

  Each of the Directors attended 75% or more of the meetings of the Board of Directors and the Committees of which he is a member during 1993, except Mr. Anthony who attended 70% of the meetings.

                 APPROVAL OF 1994 INCENTIVE STOCK OPTION PLAN

  In February 1994 the Board of Directors adopted the 1994 Incentive Stock Option Plan (1994 Plan), subject to shareholder approval at the 1994 Annual Meeting. The 1994 Plan incorporates the Directors Stock Option Plan adopted by the Board in December 1993, subject to shareholder approval at the 1994 Annual Meeting. Under the 1994 Plan, options to purchase a maximum of 1,000,000 shares of Common Stock, currently equal to 8.9% of the Company's outstanding shares, may be granted to any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee, including a director who is an employee of the Company (Key Employee), and to non-employee directors (Eligible Directors). The Board of Directors determined that the 1994 Plan would be in the Company's best interests as it would more closely align the interests of Eligible Directors and Key Employees with those of the Company's shareholders, would provide added incentives to work toward the continued growth and success of the Company and would help attract capable personnel and encourage them to remain with the Company.

  The Company presently may grant incentive stock options (ISOs) and nonqualified stock options (NQOs) to Key Employees pursuant to the Company's 1988 Incentive Stock Option Plan (1988 Plan). At March 31, 1994, there were only 67,172 shares with respect to which ISOs and NQOs may be granted to such Key Employees. If the 1994 Plan is approved by the shareholders, no additional options will be granted under the 1988 Plan. If the 1994 Plan is not approved, options may continue to be granted under the 1988 Plan until its termination in 1998.

  The following summary of certain provisions of the 1994 Plan is qualified in its entirety by reference to the 1994 Plan, a copy of which is annexed as Exhibit A.

  The 1994 Plan will be administered by a committee (Committee) which shall be either the Compensation Committee of the Board of Directors or a committee of two or more directors to be appointed by the Board of Directors of the Company. Members of the Committee who are Eligible Directors will be eligible to participate in the 1994 Plan with respect to NQOs only. As to Key Employees, the Committee will determine, among other things, the recipients of grants, whether a grant shall consist of ISOs or NQOs, and the number of shares to be subject to such options. However, the aggregate fair market value of stock (determined as of the time the option is granted) with respect to which ISOs granted to any employee under all option plans of the Company or its subsidiaries first become exercisable in any calendar year may not exceed $100,000. Under existing guidelines for the 1988 Plan, approximately 36 employees would be presently considered Key Employees eligible for grants.

  The 1994 Plan provides for the granting of options to purchase the Company's Common Stock at prices to be determined by the Committee, but in the case of ISOs at not less than the fair market value on the date of the option grant. On March 31, 1994, the closing sale price of the Company's Common Stock on the New York Stock Exchange was $15.88. The total number of shares which may be sold pursuant to the options granted under the 1994 Plan is 1,000,000. No option may be granted for a term of more than ten years.

  Eligible Directors will receive an initial grant of 1,000 NQOs and annual grants thereafter of 500 NQOs. All grants to Eligible Directors shall be at fair market value on date of grant and be exercisable as to 20% after one year from date of grant, an additional 30% after two years and an additional 50% after three years, all exercisable amounts being cumulative. The maximum number of shares of Common Stock that may be granted under the 1994 Plan in any year to the following officers of the Company, if selected to receive grants of ISOs or NQOs, and if such officer is, as of the end of such year the chief executive officer of the Company or among the four highest compensated officers of the Company (other than the chief executive officer) as determined pursuant to the executive compensation rules promulgated under the Securities Exchange Act of 1934, is the following specified percentage of the total number of options authorized for grant under the 1994 Plan at the time of grant to such officer: chief executive officer--5%; chief operating officer-- 5%; any senior vice president--4%; any vice president--3%.

  Upon the exercise of an option by an Eligible Director, the holder must make payment in full of the aggregate purchase price for the shares, either in cash, or by check, bank draft or money order payable to the order of the Company. Generally, options may be exercised by an Eligible Director only while he or she is a director of the Company and within three months after cessation of service as a director.

  Upon the exercise of an option by a Key Employee, the holder must make payment in cash or in shares of the Company's Common Stock, or in a combination of both, of the full option price. The Company may lend money to a Key Employee in connection with the exercise of an option in a principal amount not exceeding the lesser of (i) the fair market value of the shares purchased upon exercise of the option, or (ii) the sum of the aggregate option price being paid upon exercise of such option and the optionee's income taxes estimated to be payable with respect to the exercise. Indebtedness with respect to any loan made under the 1994 Plan must be satisfied in cash or, with the consent of the Committee, by delivery of shares of Common Stock of the Company having a fair market value on the date such loan is satisfied equal to such indebtedness, or by a combination of cash and such shares. Generally, options may be exercised only while the recipient is an employee of the Company or its subsidiaries and within three months after termination of employment.

  The recipient of an ISO generally will not realize any income upon its grant, or upon its exercise if no disposition of the shares received upon exercise is made within two years from the date of grant or within one year after the acquisition of the shares. The excess of the fair market value over the exercise price of the shares received upon the exercise of an ISO, however, is a tax preference item in the year of exercise which may subject the recipient to an alternative minimum tax. If the foregoing holding periods are met, the recipient will realize a long-term capital gain upon the difference between the sale price and the exercise price, and the Company will receive no deduction from taxable income. If these holding periods are not met, the recipient generally will realize ordinary income to the extent of the difference between the exercise price and the fair market value of the shares on the date the option is exercised. However, if the disposition is by a sale or exchange at a price less than the fair market value on the date of exercise, then, in general, the amount of ordinary income is limited to the gain realized on such sale or exchange. If the sale price exceeds the fair market value on the date of exercise, such excess will be a capital gain, long-term or short-term depending on the employee's holding period for such stock. The Company will have a deduction in an amount equal to the ordinary income realized by the optionee.

  The recipient of a nonqualified option will not realize income upon the grant of an option, but will realize ordinary income in the amount of the difference between the fair market value of the stock on the date the option is exercised and the exercise price. The amount of ordinary income will be deductible in computing the taxable income of the Company. The option holder will have a basis for the stock acquired equal to the fair market value of the stock at the date of exercise. Any gain or loss realized upon the subsequent sale of stock acquired on the exercise of the option will be a short-term or long-term capital gain or loss depending on the optionee's holding period.

  The 1994 Plan will terminate on the tenth anniversary of its approval by the shareholders unless earlier terminated by the Board of Directors. The Board may also amend the Plan, except that it may not amend the Plan, without shareholder approval, to increase the number of shares subject to the Plan or change the class of persons eligible to receive options under the Plan. No termination of the 1994 Plan will affect options outstanding at the time of termination, and options granted prior to termination may extend beyond termination.

  Initial grants of options for 1,000 shares have been made to Eligible Directors, subject to approval of the shareholders at the Annual Meeting. If the shareholders do not approve the 1994 Plan, such grants will become null and void. No options have been granted to Key Employees under the 1994 Plan, and no determinations have been made regarding the Key Employees to whom grants will be made in the future or the number of shares which will be subject to future options, other than the grant limitations stated above as to chief executive officer and the four highest compensated officers of the Company other than the chief executive officer who are named each year in the Company's proxy statement.

  See "Executive Compensation--Option Grants in 1993" and "Aggregated Option Exercises in 1993 and Year-End Option Values" for information concerning options granted under the Company's 1988 Plan.

  The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for the 1994 Plan is required for approval of the 1994 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1994 INCENTIVE STOCK OPTION PLAN.

                         STOCK PRICE PERFORMANCE GRAPH

  The graph below compares cumulative total return to shareholders, assuming quarterly reinvestment of dividends, of the Company, the Russell 2000 Index and a peer group of companies comprised of Figgie International, Inc., Huffy Corporation, Johnson Worldwide Associates, Inc., Outboard Marine Corporation and ProGroup, Inc. The graph assumes investment of $100 on December 31, 1988 in the Company's Common Stock, the Russell 2000 Index and common stock of the peer group.

                       COMPARATIVE 5-YEAR TOTAL RETURNS
              ANTHONY INDUSTRIES, INC., RUSSELL 2000, PEER GROUP

                 PERFORMANCE RESULTS THROUGH DECEMBER 31, 1993

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period             ANTHONY       RUSSELL
(Fiscal Year Covered)        INDUSTRIES       2000       PEER GROUP
- -------------------          ----------     ---------    ----------
Measurement Pt-12/31/88      $100           $100         $100
FYE 12/31/89                 $157.7         $116.2       $118.9
FYE 12/31/90                 $ 68.9         $ 93.6       $113.7
FYE 12/31/91                 $116.4         $136.7       $120.6
FYE 12/31/92                 $156           $161.8       $121.9
FYE 12/31/93                 $211.8         $192.4       $122.4

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning annual and long-term compensation from the Company and its subsidiaries for 1993 for the Chairman and Chief Executive Officer and the four most highly compensated executive officers of the Company (together, the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                                    LONG-TERM
                              ANNUAL COMPENSATION  COMPENSATION
                              -------------------- ------------
                                                    SECURITIES
                                                    UNDERLYING
       NAME AND                                       STOCK        ALL OTHER
  PRINCIPAL POSITION     YEAR SALARY ($) BONUS ($) OPTIONS (#)  COMPENSATION ($)
  ------------------     ---- ---------- --------- -----------  ----------------
B. I. Forester(a)        1993  $350,000  $430,100     36,000        $73,300(b)
Chairman and             1992   315,000   294,500     35,000         95,100(b)
Chief Executive Officer  1991   315,000   254,200          0           *
Richard M. Rodstein      1993   235,000   362,600     31,000        $20,900(c)
President and            1992   210,000   202,800     28,000         26,300(c)
Chief Operating Officer  1991   200,000   169,700     12,500           *
John J. Rangel           1993   150,000   191,700     11,000        $11,700(c)
Senior Vice President--  1992   125,000   100,100     10,000         17,800(c)
Finance                  1991   115,000    84,500      5,500           *
Woodrow P. Greene        1993   160,000    90,000      5,000        $ 7,200(c)
Vice President--Quality  1992   150,000    60,000      5,000          7,000(c)
& Process Improvement    1991    (d)        (d)        (d)             *
Robert E. Doyle          1993   143,000   105,000      5,000        $22,000(c)
Senior Vice President &  1992   130,000    80,500      3,000         33,600(c)
President of Simplex
 Products                1991   130,000    60,000          0           *

- --------
(a) Mr. Forester is employed for a term expiring December 31, 1994 (subject to extension) pursuant to an Employment Agreement which provides, among other things, for basic compensation per year of not less than $275,000, such additional compensation, if any, as the Board of Directors may determine, certain death benefits and supplemental pension benefits and participation in all employee benefit plans maintained for executives. The Agreement also contains provisions designed to provide Mr. Forester, in substance, with basic compensation and incentive compensation for the unexpired term of the Agreement (but not less than three years), pension and other employment benefits, and the net value of certain pension rights and any stock options owned by him, if his employment terminates following a change in control, as defined in the Agreement. The Agreement also provides, in substance, that amounts receivable by Mr. Forester after a change in control that are subject to additional excise or other taxes are to be increased to preserve the net benefit to him of such payment.

                                        (Footnotes continued on following page)

(b) Dollar value of allocation to Mr. Forester's account in the Company's Employee Stock Ownership Plan ($60,200 in 1993 and $83,400 in 1992) and dollar value to Mr. Forester of premiums paid by the Company for a split-dollar life insurance policy on Mr. Forester's life ($13,100 in 1993 and $11,700 in 1992). Pursuant to the terms of an insurance agreement, among other things, the Company pays all required premiums, and the policy's death benefit will, in substance, be applied first to the repayment of any outstanding loans to Mr. Forester from the insurance company, which may not exceed $350,000 (which amount is presently outstanding), next to the repayment to the Company of all premiums plus interest, and finally to the Company and Mr. Forester's beneficiaries in varying proportions depending upon the year of death.

(c) Dollar value of allocations to the accounts of the named individuals in the Company's Employee Stock Ownership Plan.

(d) Mr. Greene became an executive officer in 1992, and therefore disclosure as to his 1991 compensation is not required.

 * No disclosure is required under the Securities and Exchange Commission transition guidelines.

  The following table summarizes the number of shares and the terms and conditions of stock options granted to the Chairman and Chief Executive Officer and the other named executive officers in 1993.

                             OPTION GRANTS IN 1993

                                                                  POTENTIAL
                                                              REALIZABLE VALUE
                                                              AT ASSUMED ANNUAL
                              % OF TOTAL                       RATES OF STOCK
                   NUMBER OF   OPTIONS                              PRICE
                  SECURITIES  GRANTED TO                      APPRECIATION FOR
                  UNDERLYING  EMPLOYEES  EXERCISE              OPTION TERM (d)
                    OPTIONS     DURING   PRICE PER EXPIRATION -----------------
NAME              GRANTED (a)    1993    SHARE (b)  DATE (c)     5%      10%
- ----              ----------- ---------- --------- ---------- -------- --------
B. I. Forester...   36,000      24.3%     $15.25    12/22/03  $345,900 $872,900
R. M. Rodstein...   31,000      21.0%     $15.25    12/22/03  $297,800 $751,700
J. J. Rangel.....   11,000       7.4%     $15.25    12/22/03  $105,700 $266,700
W. P. Greene.....    5,000       3.4%     $15.25    12/22/03  $ 48,000 $121,200
R. E. Doyle......    5,000       3.4%     $15.25    12/22/03  $ 48,000 $121,200

- --------
(a) All options granted to the named individuals in 1993 are exercisable as to 20% after one year from date of grant, an additional 30% after two years and an additional 50% after three years. The option agreements contain a provision under which the optionee may borrow money from the Company in connection with the exercise of the options. The loans would be collateralized by the shares acquired on exercise of the option and bear interest, payable quarterly, at a fixed rate equal to the Applicable Federal Rate, as published by the Internal Revenue Service, for the period during which they are outstanding.

(b) The exercise price is the closing price of the Company's common stock on December 22, 1993, the date of grant.

(c) All options granted to the named individuals in 1993 expire on the tenth anniversary of the date of grant, subject to earlier expiration in the event of the officer's termination of employment with the Company.

(d) In order for the named individuals to realize these potential values, the closing price of the Company's common stock on December 22, 2003 would have to be $24.86 and $39.50 per share, respectively.

  The following table summarizes exercises of stock options in 1993 which were previously granted to the Chairman and Chief Executive Officer and the other named executive officers, as well as the number of all unexercised options held by them at the end of 1993, and their value at that date if they were in-the-money.

        AGGREGATED OPTION EXERCISES IN 1993 AND YEAR-END OPTION VALUES

                                                                           VALUE OF UNEXERCISED IN-THE-
                                                  NUMBER OF SECURITIES       MONEY OPTIONS AT 12/31/93
                          ON DATE OF EXERCISE    UNDERLYING UNEXERCISED   -------------------------------
                         ----------------------   OPTIONS AT 12/31/93      EXERCISABLE    UNEXERCISABLE
                           SHARES    REALIZABLE ------------------------- --------------- ---------------
   NAME                  ACQUIRED(a)   VALUE    EXERCISABLE UNEXERCISABLE SHARES TOTAL $  SHARES TOTAL $
   ----                  ----------- ---------- ----------- ------------- ------ -------  ------ -------
B. I. Forester..........   10,721     $35,311      7,350       91,800      7,350 $ 31,850 91,800 $284,606
R. M. Rodstein..........    1,000     $ 9,686     44,766       64,532     44,766 $253,717 64,532 $186,998
J. J. Rangel............                          14,337       22,431     14,337 $ 90,902 22,431 $ 64,967
W. P. Greene............                           3,387       10,276      3,387 $ 21,210 10,276 $ 33,143
R. E. Doyle.............                           7,808        7,520      7,808 $ 43,818  7,520 $ 14,670

- --------
(a) Optionees, in the discretion of the Compensation Committee, may be granted the right to borrow money from the Company in connection with the exercise of options under the 1988 Incentive Stock Option Plan. At December 31, 1993 the aggregate loans outstanding to executive officers in connection with the exercise of stock options, including the exercises shown above, and the weighted average Applicable Federal Rate at which they bear interest were: Mr. Forester ($1,057,400, 6.94%); Mr. Rodstein ($427,600, 6.84%); Mr. Rangel ($157,700, 7.88%); Mr. Doyle ($77,500, 6.65%); Robert
    J. Edwards ($193,900, 5.99%); and David H. Herzberg ($70,500, 3.56%).

                                 PENSION PLANS

  The Company maintains a defined benefit pension plan for the benefit of all eligible employees subject to the plan. The plan is a tax-qualified, Company-funded plan subject to the provisions of ERISA. Contributions to the plan, which are made exclusively by the Company, are actuarially determined. Benefits under the plan are based upon years of service and remuneration.

  The table below illustrates approximate annual benefits under the Company's pension plan based on the indicated assumptions:

                                               APPROXIMATE ANNUAL PENSION UPON
                                                   RETIREMENT AT AGE 65(a)
                                             -----------------------------------
                    COVERED                   15 YEARS   20 YEARS    25 YEARS
                  COMPENSATION               OF SERVICE OF SERVICE OF SERVICE(b)
                  ------------               ---------- ---------- -------------
    $125,000................................  $24,900    $33,200      $41,500
     150,000................................   30,500     40,700       50,900
     175,000................................   36,200     48,200       60,300
     200,000................................   41,800     55,700       69,600
     225,000................................   47,400     63,200       79,000
     235,840................................   49,800     66,500       83,100

                                                  (Footnotes on following page)

- --------
(a) Mr. Forester's Employment Agreement provides for supplemental benefits, payable out of the general funds of the Company, designed to provide a maximum monthly benefit of 4.6% of his Average Accounting Base Compensation, as defined in the Agreement, reduced by the monthly amount he would receive under the Company's pension plan if benefits were paid as a straight life annuity commencing at age 65. The agreement also provides that upon Mr. Forester's death a monthly benefit of 4.6% of his Average Accounting Base Compensation shall be paid to his survivor for up to five years.

(b) An individual retiring at age 65 reaches his maximum pension (as a percentage of covered compensation) after 25 years of service.

  The Company's pension plan defines remuneration upon which annual benefits are based as the average of the employee's highest five consecutive years' earnings. Earnings include salary, wages, overtime pay, commissions, bonuses and similar forms of incentive compensation actually paid during the year, not exceeding certain amounts for sales personnel and in 1993 $235,840 for all personnel.

  Compensation for 1993 which would be included in the calculation of covered compensation and credited years of service at December 31, 1993 for those individuals named in the Summary Compensation Table who are participants in the Company's pension plan are shown below.

                                                                        YEARS OF
     NAME OF INDIVIDUAL                                         AMOUNT  SERVICE
     ------------------                                        -------- --------
     Bernard I. Forester...................................... $235,840    28
     Richard M. Rodstein......................................  235,840    10
     John J. Rangel...........................................  158,476     9
     Woodrow P. Greene........................................  189,808     1
     Robert E. Doyle..........................................  144,095    14

                            DIRECTORS' COMPENSATION

  In 1993, directors who were not salaried officers of the Company were paid $1,500 per calendar quarter for their services as directors, $1,000 per calendar quarter for each committee position held by them and $1,000 per meeting day for each meeting of the Board of Directors and of any committee which they attended. They were also reimbursed for out-of-pocket expenses. Directors may elect to defer the receipt of fees. Interest on deferred fees is accrued quarterly based on the average interest rate earned by the Company in the preceding quarter on its short-term commercial paper. Under the Company's Directors' Medical Expense Reimbursement Plan, non-employee directors are reimbursed at the rate of 185% for up to $10,000 of medical and dental expenses not covered under other health insurance plans. For 1993, an aggregate of $72,200 was paid under such plan.

  The Company maintains a Non-Employee Directors' Benefit Plan, payable out of the general funds of the Company, under which a non-employee director who is vested (at least ten years of service as a director) is entitled to receive, in general, an annual retirement benefit during the period commencing upon the later of age 55 and the date the director retires from the Board of Directors (the "Commencement Date") and ending upon the earlier of the director's death or the number of years equal to the director's years of service as a non-employee director. Under the Plan, the annual retirement benefit is the product of (i) the director's average annual fees (based on the three-year period immediately preceding retirement from the Board of Directors) and (ii) the sum of .55 plus an additional .05 for each full year of service in excess of 11 years of service and up to 20 years. A director may make an irrevocable election so that, in lieu of the retirement benefit described above, the director's beneficiary would instead receive, on the director's postretirement death, the discounted value of such benefit. In the event of a change in control, as defined in the Plan, a vested director would receive on retirement an actuarially reduced lump sum payment in lieu of instalment payments.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

  The principal goal of the executive compensation program as administered by the Committee continues to be to support and reinforce the Company's mission statement and help the Company attract, motivate and retain the executive talent the Company needs to maximize shareholder value.

  The key elements of the executive compensation program and the objectives of each element are generally as follows:

 Base salary

  . Establish base salaries that are competitive with those for comparable positions at similar-sized companies

  . Provide base salary increases from time to time, as appropriate, that are consistent with the Company's overall financial performance, reward successful individual performance and keep pace with competitive practices.

 Annual Incentive

  . Create the potential for annual incentive awards that reflect superior financial performance and recognize individual contributions

  . Provide awards that will bring the level of total annual cash compensation (base salary plus annual incentive award) above the average for comparable positions at similar-sized companies when targeted superior performance levels are achieved

 Long-term incentives

  . Provide opportunities for meaningful stock ownership as a means of reinforcing the alignment of executives' interests with those of the Company's shareholders and providing long-term incentives

SUMMARY OF ACTIONS TAKEN WITH RESPECT TO THE NAMED EXECUTIVE OFFICERS

  During 1993, the Committee directly observed the performance of each of the Company's executive officers, discussed with Mr. Forester, the Chairman and Chief Executive Officer, the performance of each of the other executive officers, and regularly exchanged views about these matters with other members of the Board of Directors. The Committee also consulted with representatives of Towers Perrin, compensation consultants, in connection with its determinations. The actions taken by the Committee with respect to the named executive officers are described below.

  Base Salary. By the end of 1992, the Company had completed a period of three years with virtually no management salary increases, other than selective adjustments in December 1991 largely to reflect cost of living increases. In recognition of the steady improvement in the Company's earnings and financial strength during the three-year period 1990 to 1992, and in keeping with the Company's philosophy to remain competitive in salary structure with similar-sized companies (based on comparative information furnished by Towers Perrin), the Committee in December 1992 approved salary increases effective for the year 1993 of 11.1% for Mr. Forester and an average of 11.9% for the other named executive officers.

  Annual Incentive. During 1992, at the recommendation of the Committee, the Board of Directors terminated the incentive compensation plan in effect since 1967. Subsequently, the Board adopted a new Executive Officers' Incentive Compensation Plan (the Plan), which provides, in substance, for the annual determination by the Committee of the minimum level of Incentive Compensation Income (pretax income before bonus provision) to be achieved before a bonus pool for the Plan participants accrues, the rate at which such pool accrues, and the executive officers to participate in the Plan. For 1993, the Committee, based in part on comparative information furnished by Towers Perrin, adopted a three-step formula providing for rates of accrual keyed into returns on average shareholder equity, which yielded a pool of approximately $1,100,000. The Committee also selected the Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President--Finance and the Senior Vice President--Corporate Planning and Development as the Plan participants for 1993, and adopted performance criteria for Mr. Forester and the other Plan participants to assist it in determining the allocation of the bonus pool. Such performance criteria included for Mr. Forester the extent to which the Company achieved targeted levels of (a) total return to shareholders, (b) earnings per share, and (c) after-tax return on shareholders' equity, and, for the other named executive officers participating in the Plan, the extent to which certain business plan objectives for which such individuals were directly responsible were met.

  The Committee awarded Mr. Forester a 1993 incentive award of $430,100 from the bonus pool, primarily in recognition of the Company substantially exceeding the aforementioned targeted financial performance criteria for 1993. The Committee considered, among other things, that total return to shareholders for 1993 (35.7%) also significantly exceeded comparable returns for the Russell 2000 Index and Anthony's Peer Group. In addition to allocating the remainder of the Pool among the other Plan participants in accordance with the applicable targeted performance criteria, the Committee granted the executive officers who were not made participants in the Plan aggregate 1993 incentive compensation significantly greater than the prior year's because of such officers' contributions to the achievement of the Company's major 1993 business plan objectives, particularly in new product development and advancement of the Anthony Improvement Process.

  Long-Term Incentive. The Committee believes that significant equity interests in the Company held by management, created in part through long-term incentives, more closely align the interests of shareholders and management. For 1993, the Committee awarded long-term incentives to key employees in the form of stock options having an exercise price equal to the market price of Anthony's stock on the date of grant and generally vesting over three years. By utilizing such pricing and vesting, the Committee intended that the full benefit of a key employee's compensation package for 1993 will, in general, be realized only if stock price appreciation occurs during the three-year vesting period and the key employee does not leave the Company during that period.

  In determining the number of options awarded to executive officers, the Committee considered information presented by Towers Perrin from a survey of companies with less than $500 million in sales. The Committee's awards reflected its assessment of, among other things, each executive's performance and the potential impact of each executive's anticipated contribution to long-term growth in shareholder value, as well as each executive's outstanding options. Against that background, in 1993 Mr. Forester was granted options for 36,000 shares, and the other named executive officers were granted options ranging from 31,000 to 5,000 shares.

                                       Richard L. Goldberg, Chair
                                       Myron P. Anthony
                                       Hugh V. Hunter
                                       John B. Simon

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Anthony, Goldberg, Hunter and Simon served on the Compensation Committee of the Company in 1993.

  Although Mr. Anthony, the Chairman of the Executive Committee of the Board of Directors, serves on the Committee, he does not participate in any decisions regarding his own compensation as an executive officer. Mr. Anthony receives an annual salary of $100,000, an amount he has received each year since 1986, and is a participant in the Company's Employee Stock Ownership Plan. He does not participate in any of the Company's bonus, stock option or pension plans.

  Mr. Goldberg is a member of the law firm of Proskauer Rose Goetz & Mendelsohn, which provides legal services to the Company, and Mr. Hunter is the sole shareholder of Hugh V. Hunter Accountancy Corporation, which provides business and tax consulting services to the Company. For services in 1993, the Company and its subsidiaries paid business and tax consulting fees of $54,700 to the Hugh V. Hunter Accountancy Corporation.

                      EMPLOYMENT OF INDEPENDENT AUDITORS

  Upon the recommendation of the Audit Committee, the Board of Directors has chosen the firm of Ernst & Young, Certified Public Accountants, as independent auditors to examine the consolidated financial statements of the Company for the year 1994. A representative of Ernst & Young is expected to be present at the annual meeting with the opportunity to make a statement, if he so desires, and to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Any proposal by a shareholder intended to be presented at the Company's 1995 annual meeting of shareholders must be received by the Company no later than December 14, 1994 for inclusion in the proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the persons acting pursuant to the proxy will vote on them in their discretion. A copy of the 1993 Annual Report to shareholders is being mailed with this Proxy Statement.

  UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER OF RECORD AS OF MARCH 31, 1994, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SUPPLIED WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF ANTHONY INDUSTRIES, INC., 4900 SOUTH EASTERN AVENUE, LOS ANGELES, CALIFORNIA 90040.

                                          B. I. Forester
                                          Chairman, and
                                          Chief Executive Officer

Los Angeles, California
April 14, 1994

                                                                      EXHIBIT A

                           ANTHONY INDUSTRIES, INC.
                       1994 INCENTIVE STOCK OPTION PLAN

1. PURPOSES OF THE PLAN

  The purposes of this Anthony Industries, Inc. 1994 Incentive Stock Option Plan (the "Plan") are to enable Anthony Industries, Inc. (the "Company") and its Subsidiaries (as defined herein) to attract, retain and motivate Key Employees (as defined herein) who are important to the success and growth of the business of the Company, to enable the Company to attract, retain and motivate the most qualified individuals to serve as directors, and to create a long-term mutuality of interest between the stockholders of the Company and such Key Employees and directors by granting them options (which may, in the case of Key Employees, be either incentive stock options (as defined herein) or nonqualified stock options) to purchase the Company's Common Stock.

2. DEFINITIONS

  (a) "ACT" means the Securities Exchange Act of 1934, as it may be amended from time to time, or any successor statute.

  (b) "ANNUAL GRANT DATE" means January 2 of each year during the term of the Plan; provided, however, that if such date is not a date on which any stock exchange on which the Common Stock is then traded or NASDAQ is open for trading, the Annual Grant Date shall be the immediately succeeding date on which such trading occurs.

  (c) "BOARD" means the Board of Directors of the Company.

  (d) "CODE" means the Internal Revenue Code of 1986, as amended.

  (e) "COMMITTEE" means such committee, if any, appointed by the Board to administer the Plan, in conformity with Rule 16b-3 promulgated under the Act, consisting of two or more directors as may be appointed from time to time by the Board. If the Board does not appoint a committee for this purpose, "Committee" means the Board.

  (f) "COMMON STOCK" means the common stock of the Company, par value $1.00 per share, any common stock into which such Common Stock may be converted, and any common stock resulting from any reclassification of the Common Stock.

  (g) "COMPANY" means the Company and its Subsidiaries, any of whose employees are Participants in the Plan.

  (h) "DISABILITY" means permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of
Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

  (i) "ELIGIBLE DIRECTOR" means a director of Anthony Industries, Inc. who is not an officer or employee of the Company or any of its Subsidiaries.

  (j) "FAIR MARKET VALUE" means the value of a Share (as defined herein) on a particular date, determined as follows:

    (i) If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers' Automated Quotations Systems ("NASDAQ"), the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading volume in the Common Stock) or through the National Market System, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or on such exchange or through the National Market System, as the case may be, on such date; or

    (ii) If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the closing bid and asked prices as quoted through NASDAQ on such date; or

    (iii) If the Common Stock is not listed or quoted as described in clauses
  (i) or (ii) above, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

    (iv) If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith.

  (k) "INCENTIVE STOCK OPTION" means any Option which is intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

  (l) "KEY EMPLOYEE" means any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee. A Key Employee may also be a director of the Company.

  (m) "OPTION" means the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan. An Option may be an Incentive Stock Option or a nonqualified option.

  (n) "PARTICIPANT" means an Eligible Director or a Key Employee of the Company who is granted Options under the Plan.

  (o) "PURCHASE PRICE" means the purchase price per share payable upon exercise of an option.

  (p) "SECURITIES ACT" means the Securities Act of 1933, as it may be amended from time to time, or any successor statute.

  (q) "SHARE" means a share of Common Stock.

  (r) "SUBSIDIARY" means any "subsidiary corporation" within the meaning of
Section 424(f) of the Code. An entity shall be deemed a Subsidiary of the Company only for such periods as the requisite ownership relationship is maintained.

  (s) "SUBSTANTIAL STOCKHOLDER" means any Participant who is a Key Employee and who, at the time of grant, owns directly or is deemed to own, by reason of the attribution rules set forth in Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

  (t) "TERMINATION OF EMPLOYMENT" means that an individual is no longer an employee of the Company or any Subsidiary. In the event an entity shall cease to be a Subsidiary of the Company, any individual who is not otherwise an employee of the Company or another Subsidiary shall suffer a Termination of Employment at the time the entity ceases to be a Subsidiary. A leave of absence approved by the Committee shall not constitute a Termination of Employment.

3. EFFECTIVE DATE; EXPIRATION OF PLAN

  The Plan shall become effective upon its adoption by the Board of Directors (the "Effective Date"), subject to the approval of the stockholders of the Company at the next succeeding Annual Meeting of Stockholders. The Plan will terminate on the tenth anniversary of the Effective Date, unless earlier terminated in accordance with Section 12. No option shall be granted under the Plan on or after the tenth anniversary of the Effective Date, but Options previously granted may extend beyond that date.

4. ADMINISTRATION

  (a) DUTIES OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full authority, subject to the terms of the Plan: to interpret the Plan and to decide all questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan; to select Key Employees to participate in, and grant Options to Key Employees under, the Plan; to determine the terms, exercise price and permitted forms of payment for each Option granted under the Plan to Key Employees; to determine which Options granted under the Plan to Key Employees shall be Incentive Stock Options; to prescribe the form or forms of the agreements evidencing Options and any other instruments required under the Plan and to change such forms from time to time; and to make all other determinations and take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable. Except with respect to Options granted to Eligible Directors under Section 8, the Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final and conclusive.

  (b) ADVISORS. The Committee may designate officers or other employees of the Company or competent professional advisors to assist it in the administration of the Plan, and may grant authority to such persons to execute Option Agreements (as defined herein) or other documents on behalf of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultants and agents shall be paid by the Company.

  (c) INDEMNIFICATION. No officer, member or former member of the Committee shall be liable for any action taken or made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law, each officer, member or former member of the Committee and the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim), and advanced all amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by applicable law, arising out of any act or omission to act in connection with the Plan. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as officers or directors under applicable law or under the Certificate of Incorporation or By-Laws of the Company.

  (d) MEETINGS OF THE COMMITTEE. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made at a meeting duly called and held at which a majority of the members of the Committee are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

5. SHARES; ADJUSTMENT UPON CERTAIN EVENTS.

  (a) SHARES TO BE DELIVERED. Shares to be issued under the Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option.

  (b) NUMBER OF SHARES. Subject to adjustment as provided below in this
Section 5, the maximum aggregate number of Shares that may be issued under the Plan shall be 1,000,000. If Options are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for grant of Options, subject to the limit provided in the preceding sentence.

  (c) ADJUSTMENTS; RECAPITALIZATION; ETC. The existence of the Plan and Options granted hereunder shall not affect in any way the right of power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding. If the Company takes any such action, however, the following provisions shall, to the extent applicable, govern:

    (i) If and whenever the Company shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other change in the Company's capital stock, (x) the Purchase Price per Share and the number and class of Shares and/or other securities with respect to which outstanding Options thereafter may be exercised, and (y) the total number and class of Shares and/or other securities that may be issued under the Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion of the operation of the Plan.

    (ii) Subject to Section 5(c)(iii), if the Company merges or consolidates with one or more corporations, then, from and after the effective date of such merger or consolidation, upon exercise of Options theretofore granted, the Participant shall be entitled to acquire under such Options, in lieu of the number of Shares as to which such Options shall then be exercisable but on the same terms and conditions of exercise thereof, the number and class of Shares and/or other securities or properties (including cash) which the Participant would have held or been entitled to receive immediately after such merger or consolidation if, immediately prior to such merger of consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Options (whether or not then exercisable) had such merger or consolidation not occurred.

    (iii) In the event of a merger or consolidation in which the Company is not the surviving entity or any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), the Committee may, in its sole discretion, terminate all outstanding Options granted to Key Employees by delivering notice of termination to such Key Employee, provided that, during the twenty (20) day period following the date on which such notice of termination is delivered, each Participant who is a Key Employee shall have the right to exercise in full all of his or her Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option Agreements). If an Acquisition Event occurs and the Committee does not terminate the outstanding Options granted to Key Employees pursuant to the preceding sentence, then the provisions of Section 5(c)(ii) shall apply.

    (iv) In the event of an Acquisition Event, then each outstanding Option granted to Eligible Directors shall terminate on the date immediately preceding the date of the Acquisition Event or, if applicable, the record date set in connection with such Acquisition Event; provided that, during the twenty (20) day period ending on the date of such termination, each Eligible Director shall have the right to exercise in full all of his or her then outstanding Options, whether or not such Options are otherwise then exercisable, and the Committee shall give prior notice of such Acquisition Event and termination as promptly as is reasonably practicable under the circumstances.

    (v) Subject to Section 5(b), the Committee may grant Options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or as the result of the acquisition by the Company of property or stock of the employing corporation. Such substitute awards may be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

    (vi) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon the exercise of Options to receive any securities other than Common Stock, the number and class of securities thereafter receivable upon exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its sole discretion.

    (vii) Except as expressly provided above, the issuance by the Company of shares of stock of any class, or securities convertible into shares of Stock of any class, for cash, property, labor or services, whether upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Options theretofore granted or the Purchase Price per Share.

6. AWARDS AND TERMS OF OPTIONS FOR KEY EMPLOYEES

  (a) GRANT. The Committee may grant Options, including Options intended to be Incentive Stock Options, to Key Employees of the Company. Each Option shall be evidenced by an Option agreement (the "Option Agreement") in such form not inconsistent with the Plan as the Committee shall approve from time to time.

  (b) EXERCISE PRICE. The purchase price per share (the "Purchase Price") deliverable upon the exercise of an Option granted to a Key Employee shall be determined by the Committee (but in no event less than par value of the Share), except that the Purchase Price of an Incentive Stock Option shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value at the time the Incentive Stock Option is granted.

  (c) NUMBER OF SHARES. Each Option Agreement shall specify the number of Options granted to the Key Employee, as determined by the Committee in its sole discretion. The maximum number of shares of Common Stock that may be granted under the Plan in any year to the following officers of the Company, if selected as Participants, and if such officer is, as of the end of such year the chief executive officer of the Company or among the four highest compensated officers of the Company (other than the chief executive officer) as determined pursuant to the executive compensation rules promulgated under the Act, is the following specified percentage of the total number of Options authorized for grant under the Plan at the time of grant to such officer: chief executive officer--5%; chief operating officer--5%; any senior vice president--4%; any vice president--3%.

  (d) EXERCISABILITY. At the time of grant, the Committee shall specify when and on what terms the Options granted to a Key Employee shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised. No Option shall be exercisable after the expiration of ten (10) years from the date of grant (five (5) years in the case of an Incentive Stock Option granted to a Substantial Stockholder). Every Option shall be subject to earlier termination as provided in Section 7 below.

  (e) SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. If required by Section 422 of the Code or any successor provision, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000 (or such other amount as may be provided from time to time under

Section 422 of the Code or any successor provision), such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option.

  (f) ACCELERATION OF EXERCISABILITY ON CHANGE OF CONTROL. Upon a Change of Control of the Company (as defined herein) all outstanding Options granted to Key Employees not then fully exercisable shall immediately become fully exercisable. For this purpose, a "Change of Control" shall be deemed to have occurred if:

    (i) any person (or group of persons acting in concert) other than the Company's Employee Stock Ownership Plan becomes the beneficial owner of 20% or more of the Company's outstanding voting securities or securities convertible into such amount of voting securities; or

    (ii) within two years after a tender offer or exchange offer, or as the result of a merger, consolidation, sale of substantially all of the Company's assets or a contested election of the Board of Directors, or any combination of such transactions, the persons who were directors of the Company prior to such transaction do not constitute a majority of the Board of Directors of the Company or its successor; provided, however, that no transaction shall be deemed to constitute a Change in Control if such transaction is approved by two-thirds of the Prior Directors of the Company and the Successor Directors (each as hereafter defined), if any, voting together. For purposes of this Agreement, Prior Directors are those directors of the Company in office immediately prior to such event, and Successor Directors are successors to Prior Directors who were recommended to succeed Prior Directors by a majority of the Prior Directors then in office.

  (g) EXERCISE OF OPTIONS.

    (i) METHOD. A Key Employee may elect to exercise Options by giving written notice to the Secretary of the Company of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

    (ii) LOANS.

      (A) The Company may lend money to a Key Employee in connection with the exercise of an Option on the terms and subject to the conditions hereinafter provided in this Paragraph 6(g)(ii) and such other terms and conditions not inconsistent therewith as the Committee may determine.

      (B) A loan made under the Plan shall not exceed in principal amount the lesser of (i) the Fair Market Value on the date the loan is made of the Shares purchased upon exercise of the Option with respect to which the loan is made, or (ii) the sum of the aggregate Purchase Price being paid upon exercise of such Options and the Optionee's income taxes estimated to be payable with respect to the exercise of such Options.

      (C) Indebtedness with respect to any loan made under this Plan shall be satisfied in cash or, with the consent of the Committee, by delivery of Shares having a Fair Market Value on the date such loan is satisfied equal to such indebtedness, or by any combination of cash and such Shares.

      (D) Options granted under the Plan shall include a provision permitting loans under this Paragraph 6 if, and on such terms and conditions as, the Committee in its discretion has so determined, such provision to be evidenced in the recorded actions of the Committee and expressly provided in the Option Agreement delivered to the Key Employee.

    (iii) PAYMENT. Shares purchased pursuant to the exercise of Options granted to Key Employees shall be paid for at the time of exercise as follows:

      (A) in cash or by check, bank draft or money order payable to the order of the Company;

      (B) if so permitted by the Committee: (i) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (and such Options) have been owned by the Key Employee for such periods as may be required by applicable accounting standards to avoid a charge to earnings, or
    (ii) through a combination of Shares and cash as provided above;

      (C) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Purchase Price; or

      (D) on such other terms and conditions as may be acceptable to the Committee and in accordance with the General Corporation Law of the State of Delaware.

Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

7. EFFECT OF TERMINATION OF EMPLOYMENT

  (a) DEATH AND DISABILITY. Upon the Termination of Employment of a Key Employee, all outstanding Options then exercisable (and any outstanding Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment) shall remain exercisable by the Key Employee for the following time periods (subject to the ten-year limit set forth in Section 6(d)):

    (i) In the event of the Key Employee's death, such Options shall remain exercisable (by the Key Employee's estate or by the person given authority to exercise such Options by the Key Employee's will or by operation of law) for a period of one (1) year from the date of the Key Employee's death, provided that the Committee, in its sole discretion, may at any time extend such time period to up to three (3) years from the date of the Key Employee's death.

    (ii) In the event the Key Employee's employment terminates due to Disability, such Options shall remain exercisable for one (1) year from the date of the Key Employee's Termination of Employment, provided that the Committee, in its sole discretion, may at any time extend such time period to up to three (3) years from the date of the Key Employee's Termination of Employment.

  (b) OTHER TERMINATION. In the event of a Termination of Employment for any reason other than as provided in Section 7(a) or in 7(c), all outstanding Options shall remain exercisable after such Termination of Employment (but only to the extent exercisable immediately prior thereto) for a period of three (3) months after such termination, provided that the Committee, in its sole discretion, may at any time extend such time period to up to one (1) year from the date of the Key Employee's Termination of Employment.

  (c) CAUSE. Upon the Termination of Employment of a Key Employee for Cause (as defined herein) or if it is discovered after his other Termination of Employment that such Key Employee had engaged in conduct that would have justified a Termination of Employment for Cause, all outstanding Options held by the Key Employee shall immediately be canceled. Termination of Employment shall be deemed to be for "Cause" for purposes of this Section 7(c) if (i) the Key Employee shall have committed fraud or any felony in connection with his or her duties as an employee of the Company, willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to the Company, or any other act which is intended to cause or may reasonably be expected to cause economic injury to the Company, or (ii) such termination is or would be deemed to be for Cause under any employment agreement between the Company and the Key Employee.

8. AWARDS AND TERMS OF OPTIONS FOR ELIGIBLE DIRECTORS.

  (a) GRANT. Without further action by the Committee, the Board of Directors or the stockholders of the Company, (i) each individual who is an Eligible Director on the Effective Date shall be automatically granted Options to purchase One Thousand (1,000) Shares on the first Annual Grant Date thereafter, (ii) each individual who first becomes an Eligible Director after the Effective Date shall be automatically granted Options to purchase One Thousand (1,000) Shares on the first Annual Grant Date thereafter; and (iii) on each Annual Grant Date during the term of this Plan, each person who is then serving as an Eligible Director and who is not then being granted Options pursuant to the preceding clause of this Section 8(a) shall be automatically granted Options to purchase Five Hundred (500) Shares.

  (b) EXERCISE PRICE. The Purchase Price deliverable upon the exercise of an Option granted under this Section 8 shall be the greater of (i) one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option, or (ii) the par value of the Share.

  (c) EXERCISABILITY. Each Option granted under this Section 8 shall become exercisable at the rate of 20% after one year from date of grant, an additional 30% after two years and an additional 50% after three years, all exercisable amounts being cumulative, and no Option shall be exercisable after the expiration of ten (10) years from the date of grant. Except as provided in
Section 8(e), Options granted to any Eligible Director may be exercised only during the continuance of his or her service as a director of the Company.

  (d) EXERCISE OF OPTIONS. An Eligible Director electing to exercise one or more Options shall give written notice of such election and of the number of Options he or she has elected to exercise to the Secretary of the Company, accompanied by payment in full of the aggregate Purchase Price for such Shares. Such payment or provision for payment may be made either in cash or by check, bank draft or money order payable to the order of the Company.

  (e) EFFECT OF TERMINATION OF SERVICES. If an Eligible Director shall cease to be a director of the Company for any reason other than removal for cause, including, without limitation, as a result of death, disability, resignation, failure to stand for reelection or failure to be reelected, Options theretofore granted to such Eligible Director may be exercised by such Eligible Director or, in the case of death, by his or her estate or the person given authority to exercise such Options by will or by operation of law for the following periods: (i) at any time within one year from the date of death of the Eligible Director or his or her cessation of service by reason of disability; and (ii) at any time within three months (3) from the date the Eligible Director ceased to serve on the Board for any reason other than death or disability; provided, however, that (i) such Options may be exercised only to the extent they were exercisable on the date the Eligible Director ceased to serve on the Board, and (ii) no Option shall be exercisable more than ten
(10) years after the date of grant.

  (f) ACCELERATION OF EXERCISABILITY ON CHANGE OF CONTROL. Upon a Change of Control of the Company as defined in Section 6(f) all outstanding Options granted to Eligible Directors not then fully exercisable shall immediately become fully exercisable.

9. NONTRANSFERABILITY

  No Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately become null and void.

10. RIGHTS AS A STOCKHOLDER

  A Participant (or a permitted transferee of his or her Options) shall have no rights as a stockholder with respect to any Shares covered by such Participant's Options until such Participant shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares except as otherwise specifically provided for in this Plan.

11. DETERMINATIONS

  Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company, the directors, officers and other employees of the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

12. TERMINATION, AMENDMENT AND MODIFICATION

  The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options that by their terms continue beyond the termination date of the Plan. At any time prior to that date, the Board or the stockholders of the Company may terminate, suspend or amend the Plan; provided, however, that insofar as it relates to Eligible Directors, this Plan may not be amended more than once every six months, other than to comport with the Code, the Employee Retirement Income Security Act, or the rules thereunder. In addition, the Board may not effect any amendment that would require the approval of the stockholders of the Company under Rule 16b-3 unless such approval is obtained.

  The Plan and any Options granted pursuant to the Plan shall terminate and be void if the Plan is not approved by the stockholders of the Company at the Annual Meeting of Stockholders next succeeding the Effective Date. No such Option may be exercised prior to the receipt of such stockholder approval.

  Nothing contained in this Section 12 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Options of Key Employees, including, without limitation, the reduction of the Purchase Price specified therein (or the granting or issuance of new Options at a lower Purchase Price upon cancellation of outstanding Options), so long as all Options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan, and so long as the provisions of any amended Options would have been permissible under the Plan if such Options had been originally granted or issued as of the date of such amendment with such amended terms.

  Notwithstanding anything to the contrary contained in this Section 12, no termination, amendment or modification of the Plan may without the consent of the Participant (or any transferee of such Participant's Options), alter or impair the right and obligations arising under any then-outstanding Option.

13. NON-EXCLUSIVITY

  Neither the adoption nor the amendment of the Plan by the Board, nor the submission of the Plan or such amendments to the stockholders of the Company for approval, shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

14. USE OF PROCEEDS

  The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

15. GENERAL PROVISIONS

  (a) RIGHT TO TERMINATE EMPLOYMENT. Neither the adoption or the amendment of the Plan nor the grant of Options shall impose any obligations to continue the employment of any Key Employee or to retain any Eligible Director, nor shall it impose any obligation on the part of any Key Employee to remain in the employ of the Company or any Eligible Director to continue to serve on the Board, subject, however, to the provisions of any agreement between the Company and a Key Employee.

  (b) PURCHASE FOR INVESTMENT. If the Committee determines that the law so requires, the holder of Options granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exception.

  (c) TRUSTS, ETC. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative, or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

  (d) NOTICES. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

  (e) SEVERABILITY OF PROVISIONS. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

  (f) PAYMENT TO MINORS, ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

  (g) HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

16. ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES.

  (a) STOCK CERTIFICATES. Upon any exercise of Options and payment of the aggregate Purchase Price as provided in the relevant Option Agreements, a certificate or certificates for the Shares as to which Options have been exercised shall be issued by the Company in the name of the person or persons exercising such Options and shall be delivered to or upon the order of such person or persons.

  (b) LEGENDS. Certificates for Shares issued upon exercise of Options shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and a Key Employee with respect to such Shares.

  (c) PAYMENT OF EXPENSES. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

17. LISTING OF SHARES AND RELATED MATTERS.

  If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

18. WITHHOLDING TAXES.

  The Company shall be entitled to withhold (or secure payment from the Key Employee in cash or other property, including Shares already owned by the Key Employee for six (6) months or more (valued at the Fair Market Value thereof on the date of delivery) in lieu of withholding) the amount of any Federal, state or local taxes required to be withheld by the Company in connection with any Shares deliverable under this Plan in respect of Options granted to any Key Employee, and the Company may defer delivery unless such withholding requirement is satisfied. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable to the Key Employee.

P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  BERNARD I. FORESTER, HUGH V. HUNTER and SUSAN E. McCONNELL, and each of them, with full power of substitution, are hereby authorized to represent and to vote the stock of the undersigned in ANTHONY INDUSTRIES, INC. at the Annual Meeting of Shareholders to be held on May 5, 1994 and at any adjournment thereof as set forth below:

1. ELECTION OF DIRECTORS               WITHHOLD AUTHORITY
FOR all nominees listed below [_]      to vote for all nominees listed below [_]
(except as marked to the
 contrary below)

         MYRON P. ANTHONY, BERNARD I. FORESTER AND RICHARD L. GOLDBERG

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------
2. PROPOSAL TO APPROVE THE 1994 INCENTIVE STOCK OPTION PLAN.
                         [_] FOR[_] AGAINST[_] ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG as independent auditors for 1994.
                         [_] FOR[_] AGAINST[_] ABSTAIN

                  (Continued, and to be signed, on other side)



4. Upon or in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED AND, UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                         Date ___________________________________________, 1994

                         ______________________________________________________
                                               Signature

                         ______________________________________________________
                                       Signature if held jointly

                         Please sign exactly as name appears at left. When
                         shares are held by joint tenants, both should sign.
                         When signing as attorney, executor, administrator,
                         trustee or guardian, please give full title as such.
                         If a corporation, please sign in full corporate name
 PLEASE MARK, SIGN, DATE by President or other authorized officer. If a
  AND RETURN THE PROXY   partnership, please sign in partnership name by
          CARD           authorized person.
   PROMPTLY USING THE
   ENCLOSED ENVELOPE.